Exhibit 99.1

Contacts:	Rachael Scherer/Chris King
Medtronic Investor Relations
763-505-2694/2695

Bob Hanvik
Medtronic Public Relations
763-505-2635

MEDTRONIC RESPONDS TO COURT DECISIONS

INVOLVING STENT LITIGATION

MINNEAPOLIS — January 5, 2005 - Medtronic, Inc. (NYSE: MDT) issued the following statement in response to today’s decisions by the U.S. District Court in Delaware regarding patent litigation between Medtronic and the ACS subsidiary of Guidant Corporation (NYSE: GDT), and between Medtronic and Boston Scientific Corporation (NYSE: BSX).

Regarding the patent litigation between Medtronic and Guidant, the Court ruled as follows:

•                    Guidant’s Multi-Link family of coronary and peripheral stents do not infringe Medtronic’s Boneau patents.

•                    Guidant’s motion for summary judgment that the Medtronic Boneau patents are invalid was denied.

•                    Medtronic’s S7 and Driver coronary stents infringe one claim of Guidant’s Lau patent.

Regarding the patent litigation between Medtronic and Boston Scientific Corporation, the Court ruled as follows:

•                    Boston Scientific’s NIR and EXPRESS stents do not infringe Medtronic’s Boneau patents.

•                    Boston Scientific’s motion for summary judgment that the Medtronic Boneau patents are invalid was denied.

Medtronic strongly disagrees with the Court’s infringement decisions and intends to pursue all available legal remedies, including its right to challenge the validity of the Lau patents and to exercise its right to appeal.

Medtronic, Inc., headquartered in Minneapolis, is the world’s leading medical technology company, providing lifelong solutions for people with chronic disease.  Its Internet address is www.medtronic.com.

Any forward-looking statements are subject to risks and uncertainties as described in Medtronic’s Annual Report on Form 10-K for the year ended April 30, 2004.  Actual results may differ materially from anticipated results.

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